[____], 2008

Consumer Partners Acquisition Corp.
11150 Santa Monica Blvd., Suite 700
Los Angeles, CA 90025

Broadband Capital Management, LLC
Individually, and as representative of the several underwriters
712 Fifth Avenue, 49th Floor
New York, NY 10019

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder of Consumer Partners Acquisition Corp. (“Company”), in consideration of Broadband Capital Management, LLC, individually, and as representative of the underwriters (the “Underwriter”) agreeing to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of two shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”), and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 14 hereof):

1.  If the Company solicits approval of its stockholders of a Business Combination, the undersigned will (i) vote all Insider Shares beneficially owned by such person in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) vote any shares of Common Stock acquired following or in the IPO in favor of the Business Combination.

2.  The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to the Insider Shares beneficially owned by it (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Account, or any other amounts distributed by the Company in connection with a liquidating distribution, received by the undersigned in respect of the undersigned’s Insider Shares. In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company, on a several basis pro rata with Aria Equity Partners, LLC, against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject, but only if, and to the extent (i) the claims reduce the amounts in the Trust Account available for payment to holders of the IPO Shares in the event of a liquidation of the Trust Account and (ii) the claims are made by (A) a vendor for services rendered, or products sold, to the Company, (B) by a third party with which the Company enters into a contractual relationship following consummation of the IPO, or (C) by a prospective target business arising out of any negotiations, contracts or agreements with the Company, provided that such indemnity shall not apply to any amounts claimed owed to a third party who executed a waiver of any right, title, interest or claim of any kind in or to the Trust Account (even if such waiver is subsequently found to be unenforceable).

3.  Neither the undersigned, nor any affiliate of the undersigned (“Affiliate”), shall be entitled to receive, and will not accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination except as disclosed in the Company’s registration statement on Form S-1 (No. 333-148396).

4.  The undersigned agrees that none of the undersigned, any member of the immediate family of the undersigned or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation from the Company in the event the undersigned, any member of the immediate family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

5.  The undersigned agrees that that if the Underwriter does not exercise in full the underwriters’ over-allotment option to purchase an additional 937,500 Units within 45 days of the Effective Date, the escrow agent shall return to the Company for cancellation, at no cost, the number of Insider Shares beneficially owned by the undersigned, determined by multiplying the number of Insider Shares subject to forfeiture (a maximum of 560,065 Insider Shares) beneficially owned by the undersigned by a fraction, (a) the numerator of which is 937,500 minus the number of shares of Common Stock purchased by the underwriters upon the exercise of the over-allotment option, and (b) the denominator of which is 937,500.

6.  The undersigned will escrow all of the Insider Shares beneficially owned by it acquired prior to the IPO until one year after the consummation by the Company of a Business Combination subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company. In addition, he undersigned will escrow all of the Founder Warrants beneficially owned by it acquired in the private placement until after the consummation by the Company of a Business Combination subject to the terms of a Founder Warrant Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

7.  The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.

8.  This letter agreement shall be binding on the undersigned and such person’s successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the date of the Company’s consummation of a Business Combination or (ii) the dissolution and liquidation of the Company; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement.

9.  The undersigned hereby waives its right to exercise conversion rights with respect to any shares of the Company’s Common Stock owned or to be owned by the undersigned, directly or indirectly, and agrees that it will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

10.  The undersigned hereby agrees to not propose, or vote in favor of, any amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. This paragraph may not be modified or amended under any circumstances.

11.  The undersigned acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriter a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

12.  This letter agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and agrees not to object to such jurisdiction on the grounds that such courts represent an inconvenient forum.

13.  No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

14.  As used herein, (i) a “Business Combination” shall mean the initial acquisition, or acquisition of control of, one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase, or other similar business combination; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO, a portion of which is subject to forfeiture in the event the Underwriter does not exercise the over-allotment option, as more fully described in paragraph 5 above; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (v) “Trust Account” shall mean the trust account into which the net proceeds of the Company’s IPO will be deposited.

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Name: PJC Consumer Partners Acquisition I, LLC

By: __________________________________________
Name:
Title:

Accepted and agreed:

BROADBAND CAPITAL MANAGEMENT, LLC
Individually and as representative of the several underwriters

By:
Name:
Title:

Accepted and agreed:

CONSUMER PARNTERS ACQUISITION CORP.

By:
Name: Dana D. Messina
Title: Chief Executive Officer

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